Exhibit 5.1

	Arnold C. Lakind	Of Counsel
	Barry D. Szaferman	Stephen Skillman
	Jeffrey P. Blumstein	Linda R. Feinberg
	Steven Blader	Anthony J. Parrillo
	Brian G. Paul+	Paul T. Koenig, Jr.
	Craig J. Hubert++	Robert A. Gladstone
	Michael R. Paglione*	Janine Danks Fox*
	Lionel J. Frank**	Richard A. Catalina Jr.*†
Szaferman, Lakind, Blumstein & Blader, P.C.	Jeffrey K. Epstein+ Stuart A. Tucker	Eric M. Stein** E. Elizabeth Sweetser
Attorneys at Law	Scott P. Borsack***
	Daniel S. Sweetser*	Robert G. Stevens Jr.**
101 Grovers Mill Road, Suite 200	Robert E. Lytle	Michael D. Brottman**
Lawrenceville, NJ 08648	Janine G. Bauer***	Benjamin T. Branche*
P: 609.275.0400	Daniel J. Graziano Jr.	Lindsey Moskowitz Medvin**
F: 609.275.4511	Nathan M. Edelstein**	Mark A. Fisher
www.szaferman.com	Bruce M. Sattin***	Robert L. Lakind***
	Gregg E. Jaclin**	Thomas J. Manzo**
Melissa A. Chimbangu
Bella Zaslavsky**
Kathleen O’Brien
Steven A. Lipstein**
Yarona Y. Liang#
Brian A. Heyesey
November 20, 2014		Justin R. Calta
John O’Leary

+Certified Matrimonial Attorney
++Certified Civil and Criminal Trial Attorney
Legacy Ventures International Inc.		*NJ & PA Bars
2602 Innisfil Road		**NJ & NY Bars
Mississauga, Ontario, L5M 4H9, Canada		***NJ, NY & PA Bars
#NY Bar
†U.S. Patent & Trademark Office

Gentlemen:

You have requested our opinion as counsel for Legacy Ventures International Inc., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to an offering of 1,600,000 of the Company’s common stock, par value $0 per share (the “Shares”) made pursuant to Regulation S of the Act (the “Offering”).

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);
(c)	the Certificate of Incorporation of the Company dated March 4, 2014;
(d)	a Board of Directors resolution approving the Offering pursuant to Regulation S of the Act and registration of the Shares on the Registration Statement; and
(e)	a certificate of good standing of the Company issued by the Secretary of State of the State of Nevada dated November 7, 2014.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized, were legally issued, fully paid and are non-assessable.

November 20, 2014 Page 2

We offer our opinion based upon the laws of the State of Nevada. This opinion opines upon Nevada law including statutory provisions, all applicable provisions of the Nevada Revised Statutes and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg E. Jaclin
Gregg E. Jaclin
For the Firm